As filed with the Securities and Exchange Commission on October 30, 2009
Registration No. 333-158527

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
(Amendment No. 3)

China US Events Corp.
 (Name of Small Business Issuer in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

7200
(Primary Standard Industrial Classification Code Number)

26-4586043
(I.R.S. Employer Identification Number)

Xiang Nan Road No. 39 Building 6 #302
Pu Dong District, Shanghai, China 200127
Telephone: (86) 131672-51162
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Hengyu Liu, President
Xiang Nan Road No. 39 Building 6 #302
Pu Dong District, Shanghai, China 200127
Telephone: (86) 131672-51162
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copies of communications to:
Michael S. Krome, Esq.
8 Teak Court
Lake Grove, New York 11755
Telephone No.: (631) 737-8381
Facsimile No.: (631) 737-8382

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

		Proposed	Proposed	Amount
Title	Amount	Maximum	Maximum	of
Of Securities	to be	Offering Price	Aggregate	Registration
To be Registered	Registered	Per Share	Offering Price (1)	Fee (1)
Common Stock (1) Par value $.0001 Per share	2,000,000	$0.04	$80,000	$4.46

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION  8(A) OF THE SECURITIES ACT OF  1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.   WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.

Preliminary Prospectus Subject To Completion Dated October 30, 2009

China US Events Corp.

Up to a Maximum of 2,000,000 Shares of Common Stock at $0.04 Per Share

No market currently exists for our shares.  We intend that the shares will be quoted on the OTC Bulletin Board, but there is no assurance that we will be able to obtain a listing for the shares.  We are offering for sale a maximum of 2,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.04 per share.  We are not required to sell any minimum amount of shares in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account.  Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations.  Based on these factors, we are not required to sell any minimum number of shares and therefore your investment may be one of a small number of investments.  If we are unsuccessful in raising enough money as a result of this offering we may not be able to initiate our business plan.  We are offering the shares without any underwriting discounts or commissions.  The purchase price is $0.04 per share.  If all 2,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days, in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.  If all of the shares offered by us are purchased, the gross proceeds to us will be $80,000.  This is our initial public offering and no public market currently exists for shares of our common stock.

We intend for our common stock to be sold by our officers and Directors. Such persons will not be paid any commissions for such sales.  We will pay all expenses incurred in this offering.  The offering will terminate 180 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for an additonal 90 days following the 180-day offering period.

Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 14.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is October 30, 2009

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
OUR COMPANY	5
OUR DIRECT PUBLIC OFFERING	7

THE OFFERING	7

SELECTED SUMMARY FINANCIAL DATA	8

RISK FACTORS	9
RISKS RELATING TO OUR COMPANY	9
RISKS RELATING TO OUR COMMON STOCK	11

USE OF PROCEEDS	14
PERCENT OF NET PROCEEDS RECEIVED	14

DETERMINATION OF OFFERING PRICE	15

DILUTION	15

OUR BUSINESS	16
GENERAL DEVELOPMENT	16
BUSINESS SUMMARY AND BACKGROUND
EXISTING OR PROBABLE GOVERNMENT REGULATIONS
EMPLOYEES
TRANSFER AGENT	27
RESEARCH AND DEVELOPMENT

DESCRIPTION OF PROPERTY	22

MANAGEMENT'S DISCUSSION	23

ANALYSIS OR PLAN OF OPERATION	23
PLAN OF OPERATION	23
GENERAL WORKING CAPITAL	25
OTHER

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
OFF-BALANCE SHEET ARRANGEMENTS	22
INFLATION

MARKET FOR COMMON EQUITY	26

RELATED STOCKHOLDER MATTERS	26
MARKET INFORMATION	26
SECURITY HOLDERS	26
DIVIDEND POLICY	26
Securities Authorized Under Equity Compensation Plans	26

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,

CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS
AUDIT COMMITTEE AND FINANCIAL EXPERT	29
CODE OF ETHICS	29
POTENTIAL CONFLICTS OF INTEREST	29
INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS	29

EXECUTIVE COMPENSATION	28
SUMMARY COMPENSATION TABLE	28
OPTION/SAR GRANTS	28
LONG-TERM INCENTIVE PLANS AND AWARDS	28
COMPENSATION OF DIRECTORS	28
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT,	28
CHANGE-IN-CONTROL ARRANGEMENTS	28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
DIRECTOR INDEPENDENCE

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT	30
LEGAL PROCEEDINGS
DESCRIPTION OF SECURITIES
OUR COMMON STOCK
OUR PREFERRED STOCK

PLAN OF DISTRIBUTION	31
OFFERING PERIOD AND EXPIRATION DATE	32
PROCEDURES FOR SUBSCRIBING	32
RIGHT TO REJECT SUBSCRIPTIONS	33
UNDERWRITERS	33
REGULATION M	33
SECTION 15(G) OF THE EXCHANGE ACT	33

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	34

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	34

LEGAL MATTERS	35

EXPERTS	35

INTEREST OF NAMED EXPERTS AND COUNSEL	35

AVAILABLE INFORMATION	35

As used in this prospectus, references to the “Company,” “we,” “our,” or “us” refer to China US Events Corp., unless the context otherwise indicates.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

The following summary highlights selected material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

OUR COMPANY

We were incorporated in Delaware on October 23, 2008, under the name Hengyu Liu Corp.  On February 23, 2009, we amended our Certificate of Incorporation and changed our name to China US Events Corp.

Our Business
We are a developmental stage company. We are a company without revenues or operations; we have limited assets of approximately $20,621 and have incurred losses of  $329 since inception.  We are developing a website (www.chinausevents.com) that will offer jet chartering and other travel related services primarily to western business executives within China, to position ourselves as the premier jet charter booking service for the western executive traveler and the leisure traveler with jet chartering needs within Asia.  Our target market will be made up of business executives and leisure travelers that would like to use our website for Asian jet charter booking, itinerary support, relevant decision making information, pictures, toll free services, etc all in one convenient place.  We believe that the offering being conducted will allow us to implement our business plan and attract clients.  With the capital raised from this Offering, of $80,000, minus the expenses, there will be enough funding to start operations.  Once this happens we expect to begin generating revenue.

We intend to design our website to deliver simple online (or telephone based) reservations on aircraft operated by air charter carriers. We intend to offer more choices of aircraft and features — and provide business travelers with more essential information about the aircraft.   We expect to have a technological advanced date base enables us featuring listings on our website and managing empty legs efficiently. Every empty leg is featured through major charter industry sources. Every empty leg listing is e-mailed to “end users” daily.

ABILITY OF COMPANY TO CONTINUE AS A GOING CONCERN
China US Events Corp. reported a net loss for the period from October 28, 2008 (date of reentering the development stage), to June 30, 2009.  The June 30, 2009, financial statement stated China US Events Corp. had a loss from operations of $3,754, a working capital deficit of $3,454, and limited sources of additional liquidity, all of which raise substantial doubt about China US Events Corp.’s ability to continue as a going concern.  Currently we have no customers and no agreements in place for generating revenues in the future.  The financial statement as of and for the period from October 28, 2008 (date of inception), to June 30, 2009, were prepared on a going concern basis, which assumes continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business.  Management recognizes that the continuation of China US Events Corp. as a going concern is dependent upon the achievement of profitability, positive cash flow from operations, and the generation of adequate funds to meet its ongoing obligations.  China US Events Corp. may continue to seek additional liquidity through the issuance of debt instruments, private placement of additional shares of common stock, or a combination of methods.  However, no assurance can be given that China US Events Corp. will be able to generate net income in the future.  Our auditors have issued an audit opinion which includes a statement describing our going concern status. Our financial status creates substantial doubt whether we will continue as a going concern. Investors should note, we have not generated any revenues to date, we do not yet have any products available for sale, and we do not have a fully operational valid working prototype of our proposed product.  See “Management’s Discussion and Analysis and Results of Operations” and the financial statements and notes thereto presented elsewhere in this Prospectus.

Where you can find us
Our offices are located at:

Xiang Nan Road No. 39 Building 6 #302
Pu Dong District, Shanghai, China 200127
Telephone: (86) 131672-51162

This is the apartment of our President, Hengyu Liu in China. We are not charged rent for the use of this space

Our fiscal year end is December 31

OUR DIRECT PUBLIC OFFERING

We are offering for sale up to a maximum of 2,000,000 shares of our common stock directly to the public.  There is no underwriter involved in this offering.  We are offering the shares without any underwriting discounts or commissions.  The purchase price is $0.04 per share. If all of the shares offered by us are purchased, the gross proceeds before deducting expenses of the offering will be up to $80,000.  The expenses associated with this offering are estimated to be $20,000 or approximately 25% of the gross proceeds of $80,000 if all the shares offered by us are purchased.  If all the shares offered by us are not purchased, then the percentage of offering expenses to gross proceeds will be higher and a lower amount of proceeds will be realized from this offering.  If we are unsuccessful in raising sufficient gross proceeds from this offering, then it is possible that our offering expenses may exceed our gross proceeds.

This is our initial public offering and no public market currently exists for shares of our common stock.  We can offer no assurance that an active trading market will ever develop for our common stock.

The offering will terminate 180 days after this registration statement is declared effective by the Securities and Exchange Commission.  However, we may extend the offering for an additonal 90 days following the 180 day offering period.

THE OFFERING

Total shares of common stock outstanding prior to the Offering	3,000,000 shares

Shares of common stock being offered by us in the Offering	2,000,000 shares

Total shares of common stock outstanding after the offering	5,000,000 shares

Gross proceeds
Gross proceeds from the sale of up to 2,000,000 shares of our common stock will be $80,000. Use of proceeds from the sale of our shares will be used as general operating capital to allow us to develop our web site, conduct marketing operations and prepare sales materials.

Risk Factors
There are substantial risk factors involved in investing in our Company. For a discussion of certain factors you should consider before buying shares of our common stock, see the section entitled “Risk Factors.”

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

SELECTED SUMMARY FINANCIAL DATA

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the “Plan of Operations” and our audited financial

Balance Sheet Data:	As of June 30, 2009
(Un-audited)
Cash and Cash equivalents	$0
Total assets	20,621
Total liabilities	24,075
Stockholders’ (Deficit)	$(3,454)

Statement of Operations Data:	From October 28, 2008 (date of Inception) through June 30, 2009

(Un-audited)
Revenues	$-
Total cost and expenses
Net (loss)	$(3,754)
Net (loss) per share	$-

Weighted average number of shares
Outstanding – basic and diluted	3,000,000

RISK FACTORS
An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, we are disclosing all material risks herein and you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Risk Factors Related to China US Events Corp.:

Our registered independent auditors issued a report for the year ended December 31, 2008 that contained a “going concern” explanatory paragraph.
Our registered independent auditors issued a report on their audit of our financial statements for the year ended December 31, 2008.  Our notes to the financial statements disclose that the Cash flow of the Company has been absorbed in operating activities and they have incurred net losses for the period from October 23, 2008 (date of inception), to December 31, 2008, and have a working capital deficiency.  In the event that funding from internal sources or from public or private financing is insufficient to fund the business at current levels, we will have to substantially cut back our level of spending which could substantially curtail our operations.  The registered independent auditor’s report contains an explanatory paragraph indicating that these factors raise substantial doubt about our ability to continue as a going concern.  Our going concern uncertainty may affect our ability to raise additional capital, and may also affect our relationships with suppliers and customers.  Investors should carefully read the registered independent auditor’s report and examine our financial statements.

Added Costs Due to Being a Public Company
There is a substantial increase of costs to the Company as a result of being Public.  These costs include, but are not limited to the cost of conducting a yearly audit of the financial condition and quarterly reviews of the Company, such cost can be in excess of $50,000 yearly.  In addition, there can be additional legal costs associated with preparing all necessary filings with the Securities and Exchange Commission or other regulatory body, if the Company is not subject to the reporting requirements of section 13 or 15(d) of the Securities Act.  There are also assorted other additional costs to the Company for being Public.  As a result of all of these additional costs, the Company is likely to be less profitable if it does not generate enough revenue to cover the additional costs.

Current Economic Conditions May Impact Our Commercial Success and Ability to Obtain Financing.
The current economic conditions could have a serious impact on the ability of the Company to sustain its viability.  Due to the decrease in overall spending, especially travel for business and for pleasure, there is a possibility that the demand for our type of services will decrease for the foreseeable future, and not increase for some time, resulting in less economic activity for the Company.  Since we are a very small operation, we may not be able to attract enough interest in executives seeking charter services to Asia to sustain ourselves.  In addition, due to the severe difficulty in obtaining credit in the current economic crisis, we may have trouble seeking out and locating additional funds if we so desire or require financing of our operations.

If we fail to develop new or expand existing customer relationships, our ability to grow our business will be impaired.
Our growth depends to a significant degree upon our ability to develop new relationships with our suppliers and to attract customers and to expand existing relationships.  We cannot guarantee that new customers will be found or that any such new relationships will be successful when they are in place.  Further, we have no guarantee that we will be able to make any sales with customers.  Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations, and financial condition.

We are dependent on our key personnel for sales and marketing, and if we lose those personnel, our business would fail.
Our future success depends, in significant part, upon the continued service of our management.  Hengyu Liu, our Sole Executive Officer and Sole Director at this point in time (our management) has developed the many contacts and relationships that would enable the Company to conduct sales.  The Company does not have any employees and only a part-time president and chief financial officer and creative Director.  This individual presently is the only person who has the experience to market and sell the concierge type services for the Company.  If this individual were no longer willing to function in that capacity, the Company would be negatively affected.  We do not maintain key man life insurance covering them.  Our future success also depends on our ability to try to attract and retain highly qualified sales and marketing personnel.  Competition for such personnel is intense, and we may experience difficulties in attracting the required number and caliber of such individuals.  If we were unable to hire and retain personnel in key positions, our business could fail.  As a result, we might incur substantially more expenses than income and might not have enough resources to fund growth that may be commercially viable.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.
Some of our competitors may be much larger companies than us and very well capitalized and experienced in sales and marketing.  They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs.  Their better financial resources could allow them to significantly out spend us in sales and marketing areas.  We might not be able to maintain our ability to compete in this circumstance.

We may need additional capital to allow us to expand our business plan to implement our sales and marketing plans and such financing may be unavailable or too costly.
Our ability to continue our sales and marketing strategies is dependent on our ability to allocate sufficient funds required to support our marketing activity.  If we are not successful with this offering and/or are unable to attract sufficient revenue from clients, additional financing may not be available on favorable terms, or even at all.  It is impossible to determine at this time the amount of additional financing, if any, we will require to initiate our business plan.  At the minimum, we would need the maximum amount we intend to raise in this offering, that being $80,000.   If we raise additional funds by selling stock, the percentage ownership of our then current stockholders will be reduced.  If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit our operations significantly.  Our ability to raise additional funds may diminish if the public equity markets become less supportive of the industry.  If we raise additional capital through debt offerings, it will have a significant impact on our cash flow.

Risks Related to Offering:
Major Shareholder beneficially owns approximately 100% of our common stock and their interest could conflict with yours.
After the completion of this offering, A few major shareholders own a majority of the shares issued and outstanding and such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the Directors and executive officers, but not in the interest of the shareholders.

Our Major Shareholders currently own approximately 100% of our issued and outstanding shares.
Our Major Shareholders currently own approximately 100% of our issued and outstanding shares.  As a result, our Major Shareholder’s can effectively determine the outcome of any vote of shareholders.  Your shares have virtually no say in any and all matters requiring stockholder approval, including the election of Directors and approval of significant corporate transactions.  Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the Directors and executive officers, but not in the interest of the shareholders.

Our Principal Accounting/Financial Officer lacks meaningful accounting/financial experience.
Our Principal Accounting/Financial Officer, Hengyu Liu, lacks any meaningful experience in accounting and experience in dealing with financial issues in a public company.  The lack of meaningful experience can have a detrimental effect on the ability of China US Events Corp. to complete or accurately report its financial status.  This lack of meaningful experience can also result in accounting difficulties and possibly the inability of China US Events Corp. to comply with reporting requirements in a timely fashion.  This lack of experience can also possibly result in weak internal controls as they relate to financial accounting and reporting sine he does not have any training in accounting procedures.  This may result in poor records or difficulties in allowing our Independent Auditor to conduct a formal audit of our financial condition.

Future sales of common stock by our existing shareholders could adversely affect our stock price.
As of October 30, 2009, China US Events Corp. has 3,000,000 issued and outstanding shares of common stock of which approximately none are included on this Registration Statement.  Sales of substantial amounts of common stock contained in the Registration Statement in the public market, or the perception that such sales will occur, could have a materially negative effect on the market price of our common stock.  This problem would be exacerbated if we continue to issue common stock in exchange for services.

We expect to issue additional stock in the future to finance our business plan, and the potential dilution caused by the issuance of stock in the future may cause the price of our common stock to drop.

As of October 30, 2009, China US Events Corp. has 3,000,000 issued and outstanding shares of common stock.  Subsequent to the effective date of this offering, we may need to raise additional capital, which may then result in the issuance of additional shares of common stock, or debt instruments.  Shares may be issued under an available exemption, a later registration statement, or both.  If and when additional shares are issued, it may cause dilution in the value of shares purchased in this offering and may cause the price of our common stock to drop.  These factors could also make it more difficult to raise funds through future offerings of common stock.

We may not be able to obtain a trading market for your shares.
Trading in our common stock, if any, is intended to be conducted on the Over-the-Counter Bulletin Board operated by the FINRA, if and when, we obtain a listing.  We will make an application to the FINRA to quote these shares on the OTC Bulletin Board operated by the FINRA.  Because we may not be able to obtain or maintain being quoted on the OTC Bulletin Board, your shares may be more difficult to sell.  However, if we are unable to qualify to be quoted, or if we will become unable to maintain our eligibility to be quoted on the OTC Bulletin Board.  we would make an effort to be quoted on over-the-counter market in the so-called “pink sheets” although there is no guarantee that we would be able to control being quoted on the “pink sheets.”  Consequently, selling your common stock would be more difficult because only smaller quantities of stock could be bought and sold, transactions could be delayed, and security analysts’ and news media's coverage of China US Events Corp. may be reduced.  These factors could result in lower prices and larger spreads in the bid and ask prices for our stock.

It is more difficult for our shareholders to sell their shares because we are not, and may never be, eligible for NASDAQ or any National Stock Exchange.
We are not presently, nor is it likely that for the foreseeable future we will be, eligible for inclusion in NASDAQ or for listing on any United States national stock exchange.  To be eligible to be included in NASDAQ, a company is required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than $5,000,000, and a minimum bid price of $4.00 per share. At the present time, we are unable to state when, if ever, we will meet the NASDAQ application standards.  Unless we are able to increase our net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, we will never be able to meet the eligibility requirements of NASDAQ.  As a result, it will more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock.

Our Common Stock Is A “Penny Stock” And Compliance With Requirements For Dealing In Penny Stocks May Make It Difficult For Holders Of Our Common Stock To Resell Their Shares.
Currently there is no public market for our common stock. If the common stock is ever listed in the public market in what is known as the over-the-counter market and at least for the foreseeable future, our common stock will be deemed to be a “penny stock” as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these investors a manually signed and dated written acknowledgement of receipt of the document before effecting a transaction in a penny stock for the investor’s account. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock.

Penny stocks are stocks with a price of less than $5.00 per share unless traded on NASDAQ or a national securities exchange.

Penny stock are also stocks, which are issued by companies with:
Net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years); or
$5.0 million (if continuous operation for less than three years); or
average revenue of less than $6.0 million for the last three years.

There are no assurances that the Company will be successful in implementing its business plan and we may fail in our marketing efforts.
Investors can have no assurances that the Company will be able to raise funds from other sources to complete its business plan.

We Lack an Employment Agreement with Our Sole Executive Officer
Our Sole Executive Officer, Hengyu Liu, does not have a written Employment Agreement with China US Events Corp.  He has agreed to work for China US Events Corp. for a deferred salary.  These payments will commence only upon the successful launch of your operations.  At that time, Mr. Liu expects to receive a salary of $5,000 per month. The fact that there is no Employment Agreement, and that his compensation is deferred, could result in Hengyu Liu seeking other employment.  In the event this occurs, China US Events Corp. would be unable to continue moving forward with is business plan, unless it could find another Executive Officer.  China US Events Corp. could have difficulty in locating a new Executive Officer to work for China US Events Corp. under the same terms as the current one, and might not be willing to defer any compensation.

As there is no minimum for our offering, if only a few persons purchase shares they will lose their money without us being even able to significantly try our business plan
Since there is no minimum with respect to the number of shares to be sold in our offering, if only as few shares are sold, we will not have enough capital to implement our business plan.  In such an event, it is highly likely that your investment would be lost, since we would not be able to generate any revenue.

If we sell less than 25% of the offering, we will not raise enough in this offering to launch our business plan
Inasmuch as we have offering expenses totaling approximately $20,000, we need to sell at least 25% of the offering to generate capital for China US Events Corp.  In such a case, China US Events Corp. would not be able to initiate our business plan unless we were able to raise additional capital from other sources.  There remains the possibility that even if China US Events Corp. sells more than 25% of the offering that we would still need to raise additional capital to fully implement our business plan.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 2,000,000 shares offered at a public offering price of $0.04 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $20,000 for legal, accounting, and other costs in connection with this offering. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

PERCENT OF NET PROCEEDS RECEIVED

	25%	50%	75%	100%
Shares Sold	500,000	1,000,000	1,500,000	2,000,000
Gross Proceeds	$20,000	$40,000	$60,000	$80,000
Less Offering Expenses (1)	$(20,000)	$(20,000)	$(20,000)	$(20,000)
Net Offering Proceeds	$-0-	$20,000	$40,000	$60,000

The Use of proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. All amounts listed below are estimates.

	25%(1)	50%	75%	100%
Working capital for infrastructure	$-0-	$5,000	$12,500	$12,500
Marketing Expenses, such as advertisements	$-0-	$10,000	$12,500	$32,500
Deposits to be paid in advance	$-0-	$2,500	$5,000	$5,000
Sales materials and brochures	$-0-	$2,500	$10,000	$10,000
Total	$-0-	$20,000	$40,000	$60,000

1           Inasmuch as our offering expenses are estimated to be $20,000, if we sell only 25% of the offering, we will likely have no funds for Operations and/or Sales and Marketing, unless our actual Offering Expenses are less than the estimates and/or payments are deferred.  In that event, these numbers would essentially be zero.

Our offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees. Our officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses.
In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.  Our Company will be offering the shares of common stock being covered by this prospectus at a price of $0.04 per share.  Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share.  Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us.  No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which they believe investors would be willing to purchase the shares.  Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

DILUTION

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.  The historical net tangible book value as of December 31, 2008 was $(3,454) or nil per share.  Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2008, as adjusted to give effect to the receipt of net proceeds from the sale of 2,000,000 shares of common stock for $0.04, which represents net proceeds after deducting estimated offering expenses of $20,000. This represents an immediate increase of $0.012 per share to existing stockholders and an immediate and substantial dilution of $0.028 per share, or approximately 70%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of October 30, 2009, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.04 per share of common stock.

	Shares
	Number	Percent	Amount
Existing Stockholders	3,000,000	60%	$300
New Investors	2,000,000	40%	$80,000
Total	5,000,000	100%	$80,300
BUSINESS

General

We were incorporated in the State of Delaware on October 23, 2008.  We filed a Certificate of Amendment to change our name on February 23, 2009.  We have not started operations.  We are developing a website (www.chinausevents.com) that will offer jet chartering and other travel related services primarily to western business executives within Asia. We have not generated any revenues and the only operation we have engaged in is the development of a business plan.  We maintain our statutory registered agent's office at 1811 Silverside Rd Wilmington, DE 19810.  Our business office is located at Xiang Nan Road No. 39 Building 6 #302 Pu Dong District, Shanghai, China 200127.  Our telephone number is (86) 131672-51162.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not begun operations and will not begin operations until we have completed this offering. Our plan of operation is prospective and there is no assurance that we will ever begin operations. Our prospects for profitability are not favorable if you consider numerous Internet-based companies have failed to achieve profits with similar plans.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our services by the public.

Services

We intend to position ourselves as the premier jet charter booking service for the western executive traveler and the leisure traveler with jet chartering needs within Asia.  Our target market will be made up of business executives and leisure travelers that would like to use our website for Asian jet charter booking, itinerary support, relevant decision making information, pictures, toll free services, etc all in one convenient place.  Since our target market is the high-end business and leisure market we will be charging a premium for the services we arrange.  This will be done either adding on a fee for each service we arrange or a flat fee charged to the customer.

We plan to assign an experienced travel concierge who is continually standing by to ensure that every aspect of our customer’s journey, even a last-minute trip, exceeds their expectations. Our focus will be on the customer’s schedule, the speed and precision at which they need things done, and the impeccable attention to detail to which upper end clients demand.

We do not own any jets and do not have plans to own jets. We will only offer booking services for pre-existing jet charter companies.

We intend to offer the following luxury services:

*	Jet Charter Booking
*	Trip Itinerary Planning
*	Customized Tours
*	Air and Ground Transportation
*	Hotel/Resort arrangements
*	Concierge Service
*	Leisure Activities Coordination
*	Event Referral and Tickets
*	Dinners and Spa Referral and Reservations
*	Event and Conference Planning
*	Sales Conferences
*	Executive Meetings
*	Training Seminars

We will assist in organizing meetings and conferences. We will assist in site selection, room reservations, transportation and all other aspects of the meetings as required.  The customer will be paying for our assistance in each instance.

We will book all aspects of the corporate and leisure travel for our clients and will create a database of information that will enable us to immediately identify the client's personal preferences.  Our goal is not only to meet the travel needs of our clients, it is to anticipate them.  For this service we expect to be compensated by the Executive or Luxury traveler.

Website

Currently our website is undeveloped.  We do not intend to initiate the development of our website until this offering is completed.  At this point in time we are unable to determine the total cost to develop our website.  The final cost is dependent upon many different factors, which include how much capital is raised, and how much information and complexity we wish to incorporate into the website design.

Upon completion of our public offering, we intend to hire an outside technology provider to develop our website. The IT company we hire will provide the following services and products for the website: disk space, bandwidth, 155 mbit backbone, pop mailboxes, e-mail forwarding, e-mailing aliasing, auto responder, Microsoft ASP and NET support, unlimited FTP access, hotmetal/miva script, shopping cart, secure transactions signio support and cybercash support. The foregoing will allow us to transact the sale of our products/services, promote our products/services in an attractive fashion, and communicate with our clients on-line.

Our website will become the virtual business card and portfolio for us as well as our online "home." It will showcase past and current clients, subject to their consent, and the variety of services that we offer.

The website will further exhibit links to the service providers that we have entered into strategic alliances with. The links would provide the client with a virtual view of the destinations that we represent and events taking place in the area they are intending to visit. In the future, the website may also offer links to Asian restaurants and spas.

We believe that the lack of financial security on the Internet has been hindering economic activity. To ensure the security of transactions occurring over the Internet, U.S. federal regulations require that any computer software used within the United States contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption.

There is uncertainty as to whether the 128-bit encoding encryption required by the U.S. is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. We are now considering risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts in our system specifications and in the security precautions in the development of our website. There is no assurance that such security precautions will be successful.

Other than investigating potential technologies in support of our business purpose and the preparation of our plan of operations, we have had no material business operations since inception in October 2008. At present, we have yet to acquire or develop the necessary technology assets in support of our business purpose to become an Internet-based service provider of luxury travel to corporate clients, business executives and other professionals.

The Internet is a worldwide medium of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

Marketing Strategy

We intend to negotiate strategic alliances with the larger jet charter companies. While most of these companies have their own websites for booking jet chartering to Asia, few, if any, specialize in jet chartering within Asia.  By obtaining an alliance with these companies, we can drive traffic to their operations.  We would benefit in two ways.  We would generate fees from the booking of the travel by our clients, as well as potentially recovering a discount from the provider.

We intend on developing working relationships with the top-rated air charter carriers in the U.S., giving us the ability to match our customer’s itinerary with the world's finest luxury jets and most experienced air and ground crews. When it comes to safety and service, we intend to only form relationships with the safest charter companies.

We intend on developing strong strategic relationships with large Chinese travel agents as referrals from these agents may generate a strong customer base. We expect this to be a commission based referral program.  That would generate revenue to us based on commissions paid by the Chinese travel agents, as well as any service fees we could charge our clients that are being referred.

We intend to capitalize on several upcoming events in China including:
•	2010 Shanghai World Trade Fair
•	Annual Guangdong jewelry and furniture trade shows

In order to capitalize on these events, we are going to focus our marketing and advertising on companies that likely will attend the events, either to sell goods or to purchase goods there.
We will offer direct advertising of those resorts that we enter into strategic alliances with through a link on our website, through flyers and marketing and promotional material that we create, and through personal selling in exchange for a commission based percentage of the sale of rooms, tours or other services booked by a client introduced by us.

We plan to attend industry trade shows that are oriented towards creating opportunities for us to develop important strategic alliances with luxury properties in China. This would be an opportunity to meet and network with hundreds of luxury service providers.

Initially we intend to utilize the key database of corporate contacts provided by our President, Hengyu Liu in order to attract initial clients and strategic partners. We also intend to attract and add new clients through our website and advertising.

Other methods of communication will include:

*	Email mailings - regular e-mailings to potential customers with updated company information and special offers
*	Direct mail - brochures and newsletters
*	Sampling - occasionally a discounted service package may be offered as a trade-in-kind to a visible and vocal trendsetter such as an advertising agent for a magazine or radio station.
*	Informal marketing/networking - activities such as joining organizations or attending tradeshows and conferences.

Customer-based marketing will include:
*	Emphasizing repeat sales to clients who have used our services
*	Exploring additional sales tactics to increase the total revenue per client through the sale of extra services

*	Additional sales facilitated by links to our website
*	Strategic partnerships such as cooperative advertising
*	Special offers and promotions such as limited time offers or seasonal promotions.

Website Marketing Strategy

Web marketing will start with our known contacts that we will ask to recommend our site. We will continue the strategy with long-term efforts to develop recognition in professional forums. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options, especially with Chinese travel agents catering to western professionals.

Revenue

Initially, we intend to generate revenue from two sources, either singularly or combined:
Our revenue will be derived from the fees we charge to the customer for arranging travel assistance and/or concierge service.  This fee will be on each transaction, or can be a flat fee based on an entire trip or expedition or itinerary or program.  In addition, we expect to generate revenue by seeking revenue enhancements with the companies providing the services for our clients, through discounts.
We intend to develop and maintain a database of all our clients so that we can anticipate their personal preferences in specific airlines, types of restaurants, type of recreational activities etc.  That database will enable us to anticipate the needs and desires of our clients.

Competition

The electronic commerce market is intensely competitive. The market for information resources is more mature but also intensely competitive. We expect competition to continue to intensify in the future. Competitors include companies with substantial customer bases in the computer and other technical fields. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Most hotels and resorts have their own websites and upon initiating our website operations, we will be competing with the foregoing.  We intend to differentiate ourselves by offering a much more personalized service, a “one call does it all” type approach.  We will handle all aspects of the travel arrangements - air travel, hotel accommodations, car rental, limousine pick-up, floral arrangements, dinner, tickets for theater productions or shows, having your suit or dress pressed, down to ensuring that a specific brand of water is available in the room.  We intend to act as a personal concierge or executive assistant throughout the duration of the trip.

The travel market is a small niche market and may be difficult to penetrate.  Our competitive position within the industry is negligible in light of the fact that we have not started our operations. Older, well-established travel agencies with records of success will attract qualified clients away from us. Since we have not started operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of the range of services and the quality of services that we intend to provide.

Hengyu Liu, our president will initially be devoting approximately 15 hours a week of his time to our operations.  Once we begin operations, and are able to attract more and more clients to use our services, Mr. Liu has agreed to commit more time as required.  Because Mr. Liu will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to our officers and directors. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Marketing

We intend to market our website in Asia, the United States and in Canada through traditional sources such as trade magazines, conventions and conferences, newspaper advertising, billboards, telephone directories and flyers/mailers. We also intend to attend tradeshows and conferences. We may utilize inbound links that connect directly to our website from other sites. Potential clients can simply click on these links to become connected to our website from search engines and community and affinity sites.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees on an as needed basis.

Offices

Our offices are located at:
Xiang Nan Road No. 39 Building 6 #302
Pu Dong District, Shanghai, China 200127
Telephone: (86) 131672-51162

This is the apartment of our president, Hengyu Liu in China. .   Our space consists of 100 square feet.  We are not charged rent for the use of this space.

Government Regulation

We are not currently subject to direct Chinese, federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies.

We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs. In addition, because our services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Delaware. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

Other than the foregoing, no governmental approval is needed for the sale of our services.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

DESCRIPTION OF PROPERTY
The office of the Company is located at Xiang Nan Road No. 39 Building 6 #302 Pu Dong District, Shanghai, China 200127, the Apartment of our Sole Executive Officer.   Our space consists of 100 square feet.  Our space consists of 100 square feet.  We are not charged rent for the use of this space.  The space is sufficient for the uses of the Company until operations begin, when we may have to occupy office space.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
The following is our plan of operation for the following 12 months, and you should read the following plan of operation together with our audited financial statements and related notes appearing elsewhere in this prospectus.  This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on elsewhere in this prospectus.

PLAN OF OPERATION

We are a development stage company that will offer jet chartering and other travel related services primarily to western business executives within China.  We intend to negotiate strategic alliances with the larger jet charter companies. While most of these companies have their own websites for booking jet chartering to Asia, few, if any, specialize in jet chartering within Asia.  We intend on developing working relationships with the top-rated air charter carriers in the U.S., giving us the ability to match our customer’s itinerary with the world's finest luxury jets and most experienced air and ground crews. When it comes to safety and service, we intend to only form relationships with the safest charter companies.

We intend on developing strong strategic relationships with large Chinese travel agents as referrals from these agents may generate a strong customer base.  We expect this to be a commission based referral program.

We also intend to negotiate strategic alliances with Asian resorts and restaurants. We will offer direct advertising of those resorts that we enter into strategic alliances with through a link on our website, through flyers and promotional material that we create, and through personal selling in exchange for a commission based percentage of the sale of rooms, tours or other services booked by a client introduced by us.

We also plan to attend industry trade shows that are oriented towards creating opportunities for us to develop important strategic alliances with luxury properties in China. This would be an opportunity to meet and network with hundreds of luxury service providers.

Depending on the relative success of this offering, the following table details how we intend to use the funds to execute our plan of operation. All amounts listed below are estimates.

	25%(1)		50%	75%	100%
Working capital for infrastructure	$	- 0 -	$5,000	$12,500	$12,500
Marketing Expenses, such as advertisements	$	- 0 -	$10,000	$12,500	$32,500
Deposits to be paid in advance	$	- 0 -	$2,500	$5,000	$5,000
Sales materials and brochures	$	- 0 -	$2,500	$10,000	$10,000
Total	$	- 0 -	$20,000	$40,000	$60,000

1           Inasmuch as our offering expenses are estimated to be $20,000, if we sell only 25% of the offering, we will likely have no funds for Operations and/or Sales and Marketing, unless our actual Offering Expenses are less than the estimates and/or payments are deferred.  In that event, these numbers would essentially be zero.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above.  Working capital for infrastructure would include, but not be limited to, web site design, telecommunications and other operating expenses.  Deposits to be paid in advance could include any vendors that require us to pre-pay for services, and could include pre-payments fro chartering aircraft, or booking hotel rooms or other locations for out clients.  It would be expected that the fees paid by the clients to us would then cover these expenses.  Marketing Expenses are listed separately from Sales Materials because the Company sees sales materials and brochures as items that would be delivered to prospective clients at trade shows, or upon request.  Marketing Expenses would be utilized for attendance at trade shows, general advertising in mainstream type media and other related activities.

If less than $80,000 is raised from this offering, we will attempt to raise additional capital through the private sale of our equity securities or borrowings from third party lenders.  We have no commitments or arrangements from any person to provide us with any additional capital.  If additional financing is not available when needed, we may need to dramatically change our business plan, sell the Company or cease operations. We do not presently have any plans, arrangements, or agreements to sell or merge our Company.

A detailed description of the use of any funds raised in this Offering can be found in General Working Capital, below.

We will begin development of our website immediately upon the Company receiving funds in excess of the Offering expenses.  We anticipate that it would take a short period of time, no more than 3 weeks before our website would be available for customers to being utilizing to book services and begin genera sting revenue.

Our auditors have issued an opinion on our financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the product. Accordingly, we must raise capital from sources other than the actual sale of the product. We must raise capital to implement our project and stay in business. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last at least twelve months.

GENERAL WORKING CAPITAL

Based upon the amount raised in this Offering, we have set out specific goals to begin operations.  For example, if we were able to raise 25% of the total offering, that being a total of $20,000, we would not have any funds left over for the Company to use, since our Offering Expenses are projected to be up to $20,000.  However, if we are bale to reduce the offering expenses to no more than $15,000, that would allow up to use the remaining $5,000 to begin developing our business plan.  In that case, we project that a minimum of $2,500 would be allocated to begin development of our website.  We do not expect to be able to complete the entire design and implementation of our website for this amount, but we would expect that the website would be operational in a bare minimal manner.  The remaining $2,500 would be used for the preparation of marketing materials.

If we were able to raise 50% of the Offering, or a total of $40,000, leaving us $20,000 after the Offering Expenses, we would allocate more funds for the design and implementation of our web site.  We would expect it to be in the range of $5,000.  Again, We do not expect to be able to complete the entire design and implementation of our website for this amount, but we would expect that the website would be operational.  We would also expend a similar amount on marketing materials.  The balance would likely be used to begin advertising in various media in selected markets.

Assuming we are able to raise the entire amount contemplated in the Offering, leaving us a total of approximately, $60,000 after deducting the Offering expenses, we would expand and complete our website.  It is anticipated that this would cost us no more than $10,000 to $15,000 initially, not counting improvements or upkeep of the website.  The Company would also increase the amount and type of marketing materials and the manner of advertising and markets in which advertising is done.  It is also anticipated that some of the funds would be used as initial payments for services to our clients. For which we would be reimbursed.

We may be wrong in our estimates of funds required in order to proceed with proper marketing and executing our general business plan described herein. Should we need additional funds, we would attempt to raise these funds through additional private placements or by borrowing money.  We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing.  If we are unsuccessful in securing the additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

We can offer no assurance that we will raise any funds in this offering. As disclosed above, we have no revenues and, as such, if we do not raise at least $40,000 from our offering we will not have sufficient funds to market our services. If we are unable to raise funds, we may attempt to sell the Company or file for bankruptcy. We do not have any current intentions, negotiations, or arrangements to merge or sell the Company.

Our Business Plan calls for us to begin marketing immediately once we are able to raise capital.  Our first steps to be taken, upon the commencement of operations will be the creation of a web site and brochures for distribution to potential clients and sources of clients.  We would also seek to advertise with business sources and other high-end travel sources, such as Travel Magazines.   It is anticipated that in the first three months, our expenses would significantly be greater than any revenue.

For months to six to twelve of operations, we anticipate that we would begin to service our clients.  Once we begin providing the travel and other related services, we would begin to generate revenue to offset our expenses.  Since our model anticipates that we would receive fees for our services, once we start to provide the services, we would generate not only revenue, but also profits.  This would allow us to increase advertising of the services we provide and in turn generate more revenue and profits.

To the extent we are able to successfully conduct this offering, it will affect how quickly, if at all, we are able to implement our business plan.  Once we are able, if at all, to raise capital from this offering, we anticipate that continuing operations, and expansion of marketing, would be supported by operations.

We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity.

MARKET FOR COMMON EQUITY
RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority, “FINRA” for our common stock to eligible for being quoted on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

SECURITY HOLDERS

As of October 30, 2009, there were 3,000,000 shares of common stock issued and outstanding, which were held by three stockholders of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Transfer Agent
The Company has retained Madison Stock Transfer, Inc.
PO Box 145
Brooklyn, NY 11229-0145
tel: 718-627-4453
fax: 718-627-6341

Securities Authorized Under Equity Compensation Plans

We have no equity compensation plans.

MANAGEMENT
The Directors and officers of the Company are listed below with information about their respective backgrounds.  Each Director is elected to serve a one-year term, until the next annual meeting of the shareholders or until his/her successor is elected (or appointed) and qualified.

Name	Age	Position
Hengyu Liu	35	President, Chief Executive Officer, Secretary/Treasurer, Chief Financial Officer, and the sole member of the Board of Directors

Hengyu Liu

Since October 23, 2008, Mr. Liu has been our president, chief executive officer, secretary/treasurer, chief financial officer, principal accounting officer and the sole member of the board of directors. Since April 2002, Mr. Liu has been the president of Vision Corp., a corporation located in Shanghai engaged in the business of distributing PC and Console Video Games to the public. From April 2000 to July 2001, Mr. Liu was business development director for Payments Group in Hong Kong. Payments Group is engaged in the business of payment processing. From July 2001 to February 2002, Mr. Liu was Asia Business Project Manager for Hewlett Packard China.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

There are no conflicts of interest. Further, we have not established any policies to deal with possible future conflicts of interest.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation
					Awards		Pay-outs
Name and Principal Position	Year(1)	Salary	Bonus	Other	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Pay-outs	All Other
Hengyu Liu President/Secretary/ Treasurer/Director	2008	Nil	Nil	Nil	Nil	1,000,000	Nil	Nil

(1)  We were incorporated on October 23, 2008.

OPTION/SAR GRANTS

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception, other than the issuance of 1,000,000 restricted shares of common stock to Hengyu Liu, our President/Secretary/treasurer and sole Director; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.  The shares were granted to Mr. Liu as compensation to act as President of the Company.  These shares will not become unrestricted until one year after the Company is no longer considered a “shell” under Rule 144.

LONG-TERM INCENTIVE PLANS AND AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or Director or employees or consultants since we were founded.

COMPENSATION OF DIRECTORS

There are no arrangements pursuant to which our Director is or will be compensated in the future for any services provided as a Director.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are currently no employment agreements or other contracts or arrangements with our officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, Directors or consultants that would result from the resignation, retirement or any other termination of any of our Directors, officers or consultants. There are no arrangements for our Directors, officers, employees or consultants that would result from a change-in-control.

AUDIT COMMITTEE AND FINANCIAL EXPERT

We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or Director at will. The policy of having no committee will change if the constitution of one such becomes necessary as a result of growth of the Company or as mandated by public policy.

CODE OF ETHICS

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers.

POTENTIAL CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or Directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

We are not aware of any material legal proceedings that have occurred within the past five years concerning any Director, Director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

CERTAIN RELATED TRANSACTIONS

The Company issued 1,000,000 shares to Shumei Jin, for services rendered and to be rendered to the Company in becoming publicly traded, and for advancing a total of up to $7,000 on behalf of the Company,for a value of $7,000 or $0.007 per share.

The Company issued 1,000,000 to Mengyuan Zhang, for services rendered and to be rendered to  the Company in becoming publicly traded, and for advancing a total of up to $7,000 on behalf of the Company, for a value of $7,000 or $0.007 per share.

The Company issued 1,000,000 to Yingjie Liu, for services rendered and to be rendered to the Company in becoming publicly traded, and for advancing a total of up to $7,000 on behalf of the Company, for a value of $7,000 or $0.007 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(i) The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) each of our Directors and executive officers and (c) all current Directors and executive officers as a group. The following table is based upon an aggregate of 3,000,000 shares of our common stock outstanding as of October 30, 2009.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote (1)	Percent of Common Stock Beneficially Owned or Right to Direct Vote (1)

Shumei Jin No. 16 S Red Flag Road Gingu Garden Rm 404 Nankai District, Tianjin China	1,000,000	33.3%

Mengyuan Zhang 5268 Renmin Da jie Changchun, Jilin China	1,000,000	33.3%

Yingjie Liu No. 2 Maizi Dian Street Chao Yang District, Beijing China 100125	1,000,000	33.3%

Hengyu Liu C/o the Company	- 0 -	- 0 -

All stockholders, and / or Directors and / or executive officers as a group (two persons)		-0-

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock owned by such person.

PLAN OF DISTRIBUTION

We are offering for sale a maximum of 2,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.04 per share.  Potential Investors should not take any steps to subscribe to this Offering until we have an effective Registration Statement and provide a Prospectus to you. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations.  Based on these factors, we are not required to sell any minimum number of shares and therefore your investment may be one of a small number of investments.  If we are unsuccessful in raising enough money as a result of this offering we may not be able to initiate our business plan.  We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.04 per share.  If all 2,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $0.04 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

We anticipate applying to have our common stock quoted on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with FINRA. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the FINRA regarding our Form 211 application.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

We intend to sell the shares in this offering through Hengyu Liu an officer of the Company. He will receive no commission from the sale of any shares. Hengyu Liu or any other person that may be employed by the Company will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Hengyu Liu is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our officers at the end of the offering and have not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We will not utilize the Internet to advertise our offering.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us. We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

Investors should not take any steps to complete any Subscription Agreements or send any funds until the Registration Statement has been declared effective by the SEC. We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement; and
2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “China US Events Corp.”

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

UNDERWRITERS

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

REGULATION M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

SECTION 15(G) OF THE EXCHANGE ACT

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Kyle L. Tingle, CPA, LLC is our registered independent auditor. There have not been any changes in or disagreements with our auditors on accounting and financial disclosure or any other matter.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation, as amended, provides to the fullest extent permitted by Delaware law, our Directors, or officers shall not be personally liable to us or our stockholders for damages for breach of such Director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a Director or officer for breach of the fiduciary duty of care as a Director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The legal opinion rendered by Michael S. Krome Esq. regarding the common stock of China US Events Corp. registered on Form S-1 is as set forth in their opinion letter included in this prospectus.

EXPERTS

Our financial statements as of December 31, 2008, and for the period then ended and cumulative from inception (October 23, 2008), appearing in this prospectus and registration statement have been audited by Kyle L. Tingle, CPA, LLC an independent registered Public Accounting Firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of China US Events Corp. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

We furnish our stockholders with annual reports containing audited financial statements.

CHINA US EVENTS CORP.
FINANCIAL STATEMENTS
For the period from October 23, 2008 (date of inception), to December 31, 2008.

Report of Independent Registered Public Accounting Firm

To the Board of Directors
China US Events Corp. fka Hengyu Liu Corp.
Shanghai, China

We have audited the accompanying balance sheet of China US Events Corp. fka Hengyu Liu Corp. (A Development Stage Enterprise) as of December 31, 2008 and the related statements of operations, stockholders’ equity, and cash flows for the period October 23, 2008 (inception) through December 31, 2008.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China US Events Corp. fka Hengyu Liu Corp. (A Development Stage Enterprise) as of December 31, 2008 and the results of its operations and cash flows for period October 23, 2008 (inception) through December 31, 2008, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has limited operations and has no established source of revenue.  This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kyle L. Tingle, CPA, LLC
March 7, 2009
Las Vegas, Nevada

CHINA US EVENTS CORP.

Common Stock

PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This Prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until ______________, 2009, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

____________, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 24. Indemnification of Directors, Officers, Employees, and Agents.

Our Certificate of Incorporation, as amended, provides to the fullest extent permitted by Delaware law, our Directors, or officers shall not be personally liable to us or our stockholders for damages for breach of such Director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a Director or officer for breach of the fiduciary duty of care as a Director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Registrant.

Securities and Exchange
Commission registration fee	$4.46
Legal fees and expenses (1)	$12,500.00
Accounting fees and expenses (1)	$5,000.00
Miscellaneous (1)	$2,50000
Total (1)	$20,004.46

(1) Estimated.

Item 26. Recent Sales of Unregistered Securities.

The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the shares issued below have subsequently transferred or disposed of their shares and the list is also a current listing of the Company's stockholders.

On or before December 31, 2008, we issued a total of 3,000,000 shares of our common stock to three individuals, as follows:

The Company issued, on October 23, 2008, 1,000,000 shares to Shumei Jin, for services rendered and to be rendered to the Company in becoming publicly traded, and for advancing a total of up to $7,000 on behalf of the Company,for a value of $7,000 or $0.007 per share.

The Company issued, on October 23, 2008,  1,000,000 to Mengyuan Zhang, for services rendered and to be rendered to  the Company in becoming publicly traded, and for advancing a total of up to $7,000 on behalf of the Company, for a value of $7,000 or $0.007 per share.

The Company issued, on October 23, 2008,  1,000,000 to Yingjie Liu, for services rendered and to be rendered to the Company in becoming publicly traded, and for advancing a total of up to $7,000 on behalf of the Company, for a value of $7,000 or $0.007 per share.

With respect to the issuances above, China US Events Corp. relied upon Section 4(2) of the Act and Rule 506 of Regulation D for these transactions regarding the issuance of its unregistered securities.  In each instance, such reliance was based upon the fact that (i) the issuance of the shares did not involve a public offering; (ii) there were no more than 35 investors (excluding “accredited investors”); (iii) each investor who was not an accredited investor either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this description; (iv) the offers and sales were made in compliance with Rules 501 and 502; (v) the securities were subject to Rule 144 limitation on resale; and (vi) each of the parties is a sophisticated purchaser and had full access to the information on China US Events Corp. necessary to make an informed investment decision by virtue of the due diligence conducted by the purchaser or available to the purchaser prior to the transaction.

Neither the offer nor the sale of any of the securities was accomplished by the publication of any advertisement. Each investor received copies of disclosure documents.

Item 27. Exhibits and Financial Statement Schedules.
(a)      Exhibits:

     The following exhibits are filed as part of this Registration Statement:

Exhibit	Description of Exhibit
3.1 (1)	Certificate of Incorporation of China US Events Corp.
3.2 (1)	Amendment to Certificate of Incorporation of China US Events Corp.
3.3 (1)	Bylaws of China US Events Corp.
5.1 (2)	Opinion of Michael S. Krome, Esq.

10.1 (2)	Form of Subscription Agreement for Shares in the Offering
23.1 (2)	Consent of Davis Accounting Group P.C., Registered Independent Auditor
23.2 (22)	Consent of Michael S. Krome, Esq. (included in Exhibit 5.1)

(1)	Previously filed on registration Statement on Form S-1, filed with the Securities and Exchange Commission on April 10, 2009
(2)	Filed herewith

Item 28. Undertakings.

The undersigned Registrant hereby undertakes to:

The undersigned Registrant hereby undertakes to:

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (�230.430B of this chapter):

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2) If the Registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(2) If the Registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in the Pu Dong District, Shanghai, China, on October 30, 2009.

China US Events Corp.

By: /s/ Hengyu Liu
Hengyu Liu,
President, Principal Executive Officer, Principal Accounting/Financial Officer, and Sole Director

POWER OF ATTORNEY

The undersigned Directors and officers of China US Events Corp. hereby constitute and appoint Hengyu Liu with full power to act and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hengyu Liu	Principal Executive Officer, Principal Financial Officer	October 30, 2009
Hengyu Liu	and Principal Accounting Officer